Exhibit 99.1

For Immediate Release

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
Antonella Franzen
609-720-4665

TYCO INTERNATIONAL REPORTS THIRD QUARTER EARNINGS
FROM CONTINUING OPERATIONS OF $0.88 PER SHARE BEFORE SPECIAL
ITEMS AND GAAP EARNINGS OF $0.41 PER SHARE

($ millions, except per-share amounts)

	Q3 2008	Q3 2007	% Change
Revenue	$5,215	$4,702	11%
Income from Continuing Operations	$199	$(3,054)
Diluted EPS from Continuing Operations	$0.41	$(6.17)
Special Items Per Share After Tax	$0.47	$6.68	—
Income from Continuing Operations Before Special Items	$429	$254	69%
Diluted EPS from Continuing Operations Before Special Items	$0.88	$0.51	73%

•                  Revenue increased 11% with organic revenue growth of 6.2%

•                  Company achieved operating margin of 11.1% and operating margin before special items of 12.1%

•                  Company raises guidance for full year 2008 to a range of $2.97 to $2.99 for diluted EPS from continuing operations before special items

•                  Company continues to make progress in refining its portfolio

•                  Company completed $1 billion share repurchase program; new $1 billion program recently announced

PEMBROKE, Bermuda - July 31, 2008 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported $0.41 in diluted earnings per share (EPS) from continuing operations for the fiscal third quarter of 2008 and diluted EPS from continuing operations before special items of $0.88.  Diluted EPS from continuing operations was negatively impacted by special items of $0.47 per share primarily for separation-related items and restructuring activities.  Diluted EPS from continuing operations before special items increased 73%.  Revenue increased 11% versus the prior year to $5.2 billion, with organic revenue growth of 6.2%.  The company’s operating margin was 11.1% and the operating margin before special items was 12.1%.

Tyco Chairman and Chief Executive Officer Ed Breen said, “This was a solid quarter with improved revenue growth and strong operating margin performance across Tyco. Based on the strength of these results and our outlook for the fourth quarter, we are raising our full year earnings guidance.  We continued to make progress in refining our portfolio, including acquisitions that will strengthen our product and service offerings. We also announced a new $1 billion share repurchase program as part of our strategy to return a portion of our excess cash to shareholders.  These actions, combined with the progress we are making on a number of our strategic objectives, position Tyco for a strong finish to the year.”

The company now expects full-year fiscal 2008 diluted earnings per share from continuing operations before special items to be in the range of $2.97 to $2.99 per share from the previous range of $2.65 to $2.75.

As part of its portfolio refinement activities, Tyco completed the acquisition of FirstService Security to strengthen ADT’s systems integration capabilities in North America.  The company also announced the acquisition of two Sensormatic franchises and agreed to purchase IntelliVid, a leading developer of advanced video analytics.  Tyco also is making progress in divesting certain non-core businesses and to date in fiscal 2008 has received $1 billion in proceeds from divestitures including the majority of its Infrastructure Services Business, Ancon Building Products and Nippon Dry Chemical.

Organic revenue growth, free cash flow, operating income before special items, operating margin before special items, income from continuing operations before special items and diluted EPS from continuing operations before special items are all non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal third quarter of 2007 unless otherwise indicated.

ADT Worldwide

	Q3 2008	Q3 2007	% Change
Revenue	$2,000	$1,909	5%
Operating Income	$239	$205	17%
Operating Margin	12.0%	10.7%
Special Items	$31	$57
Operating Income Before Special Items	$270	$262	3%
Operating Margin Before Special Items	13.5%	13.7%

Revenue increased 5% with organic revenue growth of 2%. Recurring revenue grew 5% organically and improved across all regions. Systems installation and service revenue declined 1% organically, mostly due to weakness in the retailer end market. This was partially offset by strong double-digit organic growth in other international markets.

Operating income was $239 million and the operating margin was 12.0%.  Special items consisted of $31 million of restructuring charges.  Operating income before special items was $270 million and the operating margin before special items was 13.5%.

Flow Control

	Q3 2008	Q3 2007	% Change
Revenue	$1,132	$982	15%
Operating Income	$152	$124	23%
Operating Margin	13.4%	12.6%
Special Items	$3	$2
Operating Income Before Special Items	$155	$126	23%
Operating Margin Before Special Items	13.7%	12.8%

Revenue increased 15% with organic revenue growth of 5.3% driven by continued strong growth in the Valves business which grew 10% organically and the Thermal Controls business which grew 15% organically.  In the Water business, organic revenue declined 7%, primarily due to reduced water pipeline project activity in Australia compared to the year ago quarter.

Operating income was $152 million and the operating margin was 13.4%.  Operating income before special items increased 23% to $155 million and the operating margin before special items was 13.7%.  The increase in the operating income and the operating margin before special items was due to higher revenue and improved productivity.

Fire Protection Services

	Q3 2008	Q3 2007	% Change
Revenue	$919	$848	8%
Operating Income	$97	$58	67%
Operating Margin	10.6%	6.8%
Special Items	—	$13
Operating Income Before Special Items	$97	$71	37%
Operating Margin Before Special Items	10.6%	8.4%

Revenue increased 8% with organic revenue growth of 4%.  The North American SimplexGrinnell business grew 8% organically while the international fire businesses declined slightly due to the planned exit of certain non-core activities in Latin America and Asia.

Operating income was $97 million and the operating margin was 10.6%.  The operating margin before special items increased 220 basis points mostly due to solid margin improvement in SimplexGrinnell related to higher revenue and better productivity.  The international fire businesses also contributed to the operating margin improvement due to better productivity and increased service mix.

Electrical and Metal Products

	Q3 2008	Q3 2007	% Change
Revenue	$652	$519	26%
Operating Income	$141	$47	200%
Operating Margin	21.6%	9.1%
Special Items	$5	—
Operating Income Before Special Items	$146	$47	211%
Operating Margin Before Special Items	22.4%	9.1%

Revenue increased 26% with organic revenue growth of 23%.  The increase in revenue was mostly driven by better pricing for steel tubular products.

Operating income was $141 million and the operating margin was 21.6%.  Operating income before special items of $146 million improved primarily due to better metal spreads and continued improvement in manufacturing efficiencies.

Safety Products

	Q3 2008	Q3 2007	% Change
Revenue	$511	$442	16%
Operating Income	$79	$72	10%
Operating Margin	15.5%	16.3%
Special Items	$12	$8
Operating Income Before Special Items	$91	$80	14%
Operating Margin Before Special Items	17.8%	18.1%

Revenue increased 16% with organic revenue growth of 11% driven primarily by strength in the fire suppression and life safety businesses.

Operating income was $79 million and the operating margin was 15.5%.  Operating income before special items increased 14% to $91 million and the operating margin before special items was 17.8%. The improvement in operating income before special items was primarily due to higher volume and improved productivity offset by increased investment in R&D and sales and marketing.

OTHER ITEMS

•                  Cash from operating activities was $712 million and free cash flow was $446 million.  This included cash payments of $81 million primarily for restructuring and legacy litigation payments.

•                  The $330 million of pre-tax charges for special items ($0.47 per share) consisted primarily of $275 million for separation-related activities including the early retirement of debt and $53 million for restructuring activities.

•                  Corporate expense was $131 million in the quarter and included a net charge of $4 million for special items.

•                  Net interest expense of $75 million included $17 million of separation-related expenses.

•                  The GAAP tax rate for the quarter was 18.4% and was positively impacted by 6.8 percentage points related to the tax treatment of special items.

•                  The company announced a new $1 billion share repurchase program on July 10, 2008.  A previous $1 billion program announced in September 2007 concluded earlier this month.  The company repurchased 24.3 million shares under that program, representing approximately 5% of total shares outstanding.

•                  Diluted EPS from discontinued operations of $0.57 per share in the third quarter consisted primarily of gains from the sale of a Brazilian subsidiary of the Infrastructure Services Business and Ancon Building Products.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified, global company that provides vital products and services to customers in more than 60 countries. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco had 2007 annual revenues of more than $18 billion and 118,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s third quarter results and outlook for the fiscal fourth quarter during a conference call and webcast for investors today beginning at 8:30 a.m. ET.  Today’s conference call can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (888) 455-5685.  The telephone dial-in number for participants outside the United States is (773) 799-3896.  The passcode for the call is TYCO.

•                  An audio replay of the conference call will be available beginning at 11:00 a.m. on July 31, 2008 and ending at 10:59 p.m. on August 7, 2008. The dial-in number for participants in the United States is (800) 570-8795. For participants outside the United States, the replay dial-in number is (402) 220-2264.

NON-GAAP MEASURES

“Organic revenue growth,” “free cash flow” (FCF), “operating income before special items”, “earnings per share (EPS) from continuing operations before special items” and “operating margin before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue growth is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year). Organic revenue growth is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a significant component in the company’s incentive compensation plans. The difference reflects the impact from:

•      the sale of accounts receivable programs,

•      net capital expenditures,

•      accounts purchased from ADT dealer network,

•      cash paid for purchase accounting and holdback liabilities, and

•      voluntary pension contributions.

The impact from the sale of accounts receivable programs and voluntary pension contributions are added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its operating income from continuing operations, operating income and operating margin before special items and EPS from continuing operations before special items, and forecast its EPS from continuing operations before special items. Special Items include charges and gains related to divestitures, acquisitions, restructurings (including transaction costs related to the separations of Tyco Electronics and Tyco Healthcare into separate public companies), and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes income from continuing operations, EPS and operating income and margin, in each case before special items to assess overall operating performance, segment level core operating performance and to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. They may be used as significant components in the company’s incentive compensation plans. Operating income, operating margin, income from continuing operations before special items and EPS before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. EPS before special items does not reflect any additional adjustments that are not reflected in income from continuing operations before special items. The difference between income from continuing operations before special items and operating income and margin before special items versus income from continuing operations, operating income and operating margin (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings (including transaction costs related to the separations of Tyco Electronics and Tyco Healthcare into separate public companies), and other income or charges that may mask the underlying operating results and/or business trends. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income from continuing operations, EPS and operating income and margin. This limitation is best addressed by using operating income and operating margin before special items in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company presents its EPS forecast before special items to give investors a perspective on the underlying business results. Because the company often cannot predict the amount and timing of unusual or special items and associated charges or gains that may be recorded in the company’s financial statements, it does not present forecasts that include the impact of those items. See the accompanying tables to this press release for the reconciliation presenting the components of operating income before special items.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the company’s future financial condition and operating results, as well as its portfolio refinement activities. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 28, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2008.

# # #

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Quarter Ended		Nine Months Ended
	June 27,	June 29,	June 27,	June 29,
	2008	2007	2008	2007
Net revenue	$5,215	$4,702	$14,915	$13,525
Cost of sales	3,364	3,104	9,706	8,943
Selling, general and administrative expenses	1,234	1,184	3,605	3,558
Class action settlement, net	(7)	2,875	(7)	2,875
Separation costs	—	28	4	85
Goodwill Impairment	—	46	—	46
Restructuring, asset impairment and divestiture charges, net	47	46	95	147
Operating income (loss)	577	(2,581)	1,512	(2,129)
Interest income	16	29	99	54
Interest expense	(91)	(78)	(323)	(208)
Other expense, net	(257)	(259)	(205)	(257)
Income (loss) from continuing operations before income taxes and minority interest	245	(2,889)	1,083	(2,540)
Income taxes	(45)	(163)	(249)	(190)
Minority interest	(1)	(2)	(3)	(3)
Income (loss) from continuing operations	199	(3,054)	831	(2,733)
Income (loss) from discontinued operations, net of income taxes	277	(497)	288	810
Net income (loss)	$476	$(3,551)	$1,119	$(1,923)

Basic earnings per common share:
Income (loss) from continuing operations	$0.41	$(6.17)	$1.71	$(5.53)
Income (loss) from discontinued operations	0.58	(1.01)	0.59	1.64
Net income (loss)	$0.99	$(7.18)	$2.30	$(3.89)
Diluted earnings per common share:
Income (loss) from continuing operations	$0.41	$(6.17)	$1.70	$(5.53)
Income (loss) from discontinued operations	0.57	(1.01)	0.58	1.64
Net income (loss)	$0.98	$(7.18)	$2.28	$(3.89)

Weighted-average number of shares outstanding:
Basic	482	495	487	495
Diluted	486	495	491	495

NOTE:

These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2008.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarter Ended				Nine Months Ended
	June 27,		June 29,		June 27,		June 29,
	2008		2007		2008		2007
NET REVENUE
ADT Worldwide	$2,000		$1,909		$5,965		$5,659
Flow Control	1,132		982		3,230		2,695
Fire Protection Services	919		848		2,609		2,455
Electrical and Metal Products	652		519		1,681		1,441
Safety Products	511		442		1,427		1,272
Corporate and Other	1		2		3		3
Total Net Revenue	$5,215		$4,702		$14,915		$13,525

OPERATING INCOME AND MARGIN
ADT Worldwide	$239	12.0%	$205	10.7%	$710	11.9%	$601	10.6%
Flow Control	152	13.4%	124	12.6%	466	14.4%	334	12.4%
Fire Protection Services	97	10.6%	58	6.8%	247	9.5%	178	7.3%
Electrical and Metal Products	141	21.6%	47	9.1%	254	15.1%	114	7.9%
Safety Products	79	15.5%	72	16.3%	219	15.3%	209	16.4%
Corporate and Other	(131)	N/M	(3,087)	N/M	(384)	N/M	(3,565)	N/M
Operating Income (Loss) and Margin	$577	11.1%	$(2,581)	-54.9%	$1,512	10.1%	$(2,129)	-15.7%

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 27,	March 28,	September 28,
	2008	2008	2007
Current Assets:
Cash and cash equivalents	$1,342	$1,074	$1,894
Accounts receivable, net	3,207	3,092	2,900
Inventories	1,996	1,995	1,783
Class action settlement escrow	—	—	2,992
Other current assets	1,692	1,744	1,615
Assets held for sale	1,112	1,268	1,370
Total current assets	9,349	9,173	12,554

Property, plant and equipment, net	3,617	3,597	3,526
Goodwill	11,763	11,801	11,514
Intangible assets, net	2,611	2,596	2,653
Other assets	2,729	2,707	2,568
Total Assets	$30,069	$29,874	$32,815

Current Liabilities:
Short-term debt and current maturities of long-term debt	$539	$525	$380
Accounts payable	1,555	1,490	1,637
Class action settlement liability	—	—	2,992
Accrued and other current liabilities	3,256	3,299	3,452
Liabilities held for sale	586	591	666
Total current liabilities	5,936	5,905	9,127

Long-term debt	4,070	3,977	4,082
Other liabilities	3,948	3,963	3,915
Total Liabilities	13,954	13,845	17,124

Minority interest	58	55	67

Shareholders’ equity	16,057	15,974	15,624

Total Liabilities and Shareholders’ Equity	$30,069	$29,874	$32,815

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2008.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarter Ended		Nine Months Ended
	June 27,	June 29,	June 27,	June 29,
	2008	2007	2008	2007
Cash Flows from Operating Activities:
Net income	$476	$(3,551)	$1,119	$(1,923)
(Income) loss from discontinued operations	(277)	497	(288)	(810)

Income from continuing operations	199	(3,054)	831	(2,733)
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	288	275	854	867
Non-cash compensation expense	21	40	78	121
Deferred income taxes	(10)	19	(115)	(74)
Provision for losses on accounts receivable and inventory	38	18	99	62
Loss on the retirement of debt	258	259	258	259
Goodwill impairment	—	46	—	46
Other non-cash items	33	17	76	35
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(135)	(141)	(243)	(208)
Inventories	(24)	14	(173)	(266)
Other current assets	33	(62)	9	101
Accounts payable	71	(32)	(135)	(83)
Accrued and other liabilities	(33)	(145)	(357)	(195)
Class action settlement liability	—	2,972	(3,020)	2,972
Income taxes, net	(32)	(198)	(8)	(230)
Other	5	72	(62)	137
Net cash provided by (used in) operating activities	712	100	(1,908)	811
Net cash (used in) provided by discontinued operating activities	(29)	793	(25)	2,490

Cash Flows from Investing Activities:
Capital expenditures	(190)	(172)	(545)	(471)
Proceeds from disposal of assets	4	4	14	14
Acquisition of businesses, net of cash acquired	(65)	(10)	(92)	(26)
Accounts purchased from ADT dealer network	(82)	(97)	(269)	(273)
Liquidation of rabbi trust investments	—	—	—	271
Class action settlement escrow	—	(2,960)	2,960	(2,960)
Other	25	(7)	15	37
Net cash (used in) provided by investing activities	(308)	(3,242)	2,083	(3,408)
Net cash provided by (used in) discontinued investing activities	466	(287)	479	(792)

Cash Flows from Financing Activities:
Net repayments of debt	(240)	(6,120)	(200)	(5,927)
Proceeds from exercise of share options	19	176	40	388
Dividends paid	(73)	(396)	(221)	(791)
Repurchase of common shares by subsidiary	(279)	—	(756)	(668)
Transfers from discontinued operations	439	7,569	458	8,652
Other	2	8	(68)	21
Net cash (used in) provided by financing activities	(132)	1,237	(747)	1,675
Net cash (used in) provided by discontinued financing activities	(437)	62	(454)	(1,016)

Effect of currency translation on cash	(4)	18	20	39
Effect of currency translation on cash of discontinued operations	—	14	—	33
Net increase (decrease) in cash and cash equivalents	268	(1,305)	(552)	(168)
Less: net increase in cash related to discontinued operations	—	(582)	—	(715)
Cash and cash equivalents at beginning of period	1,074	3,197	1,894	2,193

Cash and cash equivalents at end of period	$1,342	$1,310	$1,342	$1,310

Reconciliation to “Free Cash Flow”:
Net cash provided by (used in) operating activities	$712	$100	$(1,908)	$811
Decrease in sale of accounts receivable	2	3	12	6
Capital expenditures, net	(186)	(168)	(531)	(457)
Accounts purchased from ADT dealer network	(82)	(97)	(269)	(273)
Purchase accounting and holdback liabilities	—	(1)	(2)	(5)
Voluntary pension contributions	—	5	1	23
Free Cash Flow	$446	$(158)	$(2,697)	$105

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

ORGANIC REVENUE GROWTH RECONCILIATION

(in millions)

(Unaudited)

	Quarter Ended June 27, 2008								Net Revenue for the
							Organic Revenue		Quarter Ended
	Net Revenue		Foreign Currency		Other		Growth		June 29, 2007
ADT Worldwide	$2,000	4.8%	$55	2.9%	$1	0.1%	$35	1.8%	$1,909
Flow Control	1,132	15.3%	93	9.5%	5	0.5%	52	5.3%	982
Fire Protection Services	919	8.4%	35	4.2%	—	0.0%	36	4.2%	848
Electrical and Metal Products	652	25.6%	12	2.3%	—	0.0%	121	23.3%	519
Safety Products	511	15.6%	22	5.0%	(1)	-0.3%	48	10.9%	442
Corporate and Other	1	-50.0%	—	0.0%	—	0.0%	(1)	-50.0%	2
Total Net Revenue	$5,215	10.9%	$217	4.6%	$5	0.1%	$291	6.2%	$4,702

	Nine Months Ended June 27, 2008								Net Revenue for the
							Organic Revenue		Nine Months Ended
	Net Revenue		Foreign Currency		Other		Growth		June 29, 2007
ADT Worldwide	$5,965	5.4%	$209	3.7%	$(20)	-0.4%	$117	2.1%	$5,659
Flow Control	3,230	19.9%	270	10.0%	3	0.2%	262	9.7%	2,695
Fire Protection Services	2,609	6.3%	114	4.7%	—	0.0%	40	1.6%	2,455
Electrical and Metal Products	1,681	16.7%	34	2.4%	—	0.0%	206	14.3%	1,441
Safety Products	1,427	12.2%	67	5.3%	(2)	-0.2%	90	7.1%	1,272
Corporate and Other	3	0.0%	—	0.0%	—	0.0%	—	0.0%	3
Total Net Revenue	$14,915	10.3%	$694	5.1%	$(19)	-0.1%	$715	5.3%	$13,525

NOTE: Organic revenue growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended				Year Ended	Quarter Ended			Year to Date
	Dec. 29, 2006	March 30, 2007	June 29, 2007	Sept. 28, 2007	Sept. 28, 2007	Dec. 28, 2007	March 28, 2008	June 27, 2008	June 27, 2008

Diluted EPS from Continuing Operations	$0.31	$0.33	$(6.17)	$0.42	$(5.10)	$0.72	$0.56	$0.41	$1.70

Restructuring charges in cost of sales and SG&A	—	0.00	0.00	0.01	0.01	0.01	0.01	0.01	0.02

Class action settlement, net	—	—	5.83	(0.02)	5.81	—	—	(0.01)	(0.01)

Separation costs	0.07	0.10	0.69	0.08	0.93	(0.08)	0.01	0.39	0.32

Losses on divestitures	—	0.00	0.00	—	(0.00)	—	—	0.00	—

Restructuring and asset impairment charges, net	0.10	0.02	0.07	0.07	0.26	0.02	0.06	0.06	0.14

Goodwill impairment	—	—	0.09	—	0.09	—	—	—	—

Tax items	—	(0.12)	—	—	(0.12)	0.04	0.00	—	0.04

Voluntary Replacement Program	—	—	—	0.01	0.01	—	—	—	—

Reserve Adjustment	—	—	—	—	—	—	(0.01)	—	(0.01)

Legacy Legal Settlement	—	—	—	—	—	—	0.04	0.02	0.06

Diluted EPS from Continuing Operations Before Special Items	$0.48	$0.33	$0.51	$0.57	$1.89	$0.71	$0.67	$0.88	$2.26

Tyco International Ltd.

For the Quarter Ended June 27, 2008

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate
	Worldwide	Control	Services	Metal Products	Products	and Other	Revenue

Revenue	$2,000	$1,132	$919	$652	$511	$1	$5,215

												Income	Diluted EPS
								Interest				from	from
	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate	Operating	Expense,	Other	Income	Minority	Continuing	Continuing
	Worldwide	Control	Services	Metal Products	Products	and Other	Income	net	Expense, net	Taxes	Interest	Operations	Operations

Operating Income	$239	$152	$97	$141	$79	$(131)	$577	$(75)	$(257)	$(45)	$(1)	$199	$0.41

Restructuring charges in cost of sales and SG&A		2	(1)	2	3		6			(1)		5	0.01

Class action settlement, net						(7)	(7)					(7)	(0.01)

Separation costs								17	258	(83)		192	0.39

Losses on divestitures						1	1					1	0.00

Restructuring and asset impairment charges, net	31	1	1	3	9	1	46			(16)		30	0.06

Goodwill impairment

Tax items

Voluntary Replacement Program

Reserve Adjustment

Legacy Legal Settlement						9	9			—		9	0.02

Operating Income Before Special Items	$270	$155	$97	$146	$91	$(127)	$632	$(58)	$1	$(145)	$(1)	$429	$0.88

Diluted Shares Outstanding	486
Diluted Shares Outstanding - Before Special Items	486